Exhibit 10.4

PREFERRED STOCK EXCHANGE AGREEMENT

This PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”) is dated as of November 15, 2024, by and between Lazydays Holdings, Inc., a Delaware corporation (the “Company”), and the holder listed on the signature page hereto (the “Holder”).

WHEREAS, the Holder owns shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which may be converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”);

WHEREAS, the Preferred Stock accrues interest pursuant to the Dividend Rate, as defined under the Certificate of Designations of Series A Convertible Preferred Stock, Par Value $0.0001 (the “CoD”);

WHEREAS, the number of shares of Preferred Stock held by Holder (the “Preferred Shares”) is to be exchanged for the number of Common Stock of the Company as set forth in Section 1.2;

WHEREAS, in order to improve the capital structure of the Company, the Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, the Company and the Holder, for no additional consideration, shall exchange in one or more exchanges the Preferred Stock for the number of shares of Common Stock (“Exchange Shares”), as calculated below (each an “Exchange” and together the “Exchanges”);

WHEREAS, following each Exchange, the Preferred Stock shall be automatically cancelled and terminated and the Holder shall have no further rights pursuant to the applicable Preferred Stock; and

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Exchange. At each Closing (as defined below), the Company and the Holder shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Preferred Stock into Common Stock, as follows:

1.1 Closing. An Exchange shall occur pursuant to two closings (each a “Closing”). The Holder understands that this Agreement is not binding on the Company until the Company accepts it, which acceptance is in the Company’s sole discretion, by executing this Agreement where indicated. Subject to the terms and conditions of this Agreement, the first Closing (the “First Closing Date”) shall occur immediately upon the execution of this Agreement and the second Closing (the “Second Closing Date”) shall occur automatically on the first business day after the 20th day after an information statement (the “Information Statement”) of the type contemplated by Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is mailed to the stockholders of the Company. The Information Statement shall refer to the amendment of the Company’s amended and restated certificate of incorporation (“Existing Certificate of Incorporation”) providing for an increase of the amount of authorized and unissued Common Stock of the Company sufficient to allow for the exchange of the entire amount of Preferred Stock into Common Stock pursuant to the terms herein (such amendment, the “Amendment”).

1.2 Exchange Shares. On the First Closing Date, subject to the terms and conditions of this Agreement, the Holder shall receive from the Company [ ] shares of Common Stock (the “First Closing Common Shares”) in exchange for [ ] shares of Preferred Stock (the “First Closing Preferred Shares”). On the Second Closing Date, the Holder shall automatically, through no further action by Holder, by virtue of this Agreement, exchange its remaining [ ] shares of Preferred Stock (the “Second Closing Preferred Shares”) for [ ] shares of Common Stock (the “Second Closing Common Shares”), as further detailed in Schedule I. For the avoidance of doubt, any dividends of the Preferred Stock shall cease accruing after the First Closing Date. Notwithstanding the foregoing or as set forth in Schedule I, in the event that the issuance of the First Closing Common Shares will result in the issuance of more shares of Common Stock than is authorized by the Existing Certificate of Incorporation as of the First Closing Date (the “Exchange Cap”), (a) the amount of the First Closing Common Shares and the corresponding amount of First Closing Preferred Shares shall automatically be adjusted such that the amount of Common Stock received by the Holder meets the Exchange Cap and (b) the amount of the Second Closing Preferred Shares and the corresponding amount of the Second Closing Common Shares shall automatically be adjusted to reflect such changes.

1.3 No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon each Exchange. As to any fraction of a share which the Holder would otherwise be entitled pursuant to such Exchange, the Company shall round down to the nearest whole share.

1.4 Consideration. At each Closing, the Exchange Shares shall be issued to the Holder in exchange for the applicable Preferred Stock without the payment of any other consideration by the Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Exchange Shares. The Holder hereby agrees that, upon and subject to each Closing, all of the Company’s obligations under the terms and conditions of the Preferred Stock that has been exchanged shall be automatically terminated and cancelled in full without any further action required, and that this Section 1.4 shall constitute an instrument of termination and cancellation of such Preferred Stock.

1.5 Delivery. In the Exchange, the Company shall, at each Closing, deliver the Exchange Shares to the Holder (in electronic or certificated form as determined by the Holder). The Holder shall deliver or cause to be delivered to the Company (or its designee), within five (5) Trading Days after the First Closing Date, the original Preferred Stock certificate, accompanied by a stock power in substantially the form attached hereto as Exhibit A, duly executed in favor of the Company. To the extent such Preferred Stock certificate includes Preferred Stock in excess of the Preferred Stock being exchanged on the First Closing Date, the Company shall issue or cause its transfer agent to issue, as applicable, a new Preferred Stock certificate reflecting the amount of Preferred Stock not exchanged, if any (a “New Preferred Stock Certificate”). If a New Preferred Stock Certificate is issued, the Holder shall deliver or cause to be delivered to the Company (or its designee), within five (5) Trading Days after the Second Closing Date, the New Preferred Stock certificate, accompanied by a stock power in substantially the form attached hereto as Exhibit A, duly executed in favor of the Company. For the avoidance of doubt, as of each Closing all of the Holder’s rights under the terms and conditions of the Preferred Stock that were exchanged shall be extinguished. For purposes of this Agreement, “Trading Day” shall mean a day on which the Nasdaq Stock Market LLC is open for trading.

1.6 Other Documents. The Company and the Holder shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange pursuant to the terms of this Agreement.

2. Representations and Warranties.

2.1 Holder Representations, Warranties and Covenants. The Holder hereby represents, warrants and covenants to the Company:

(a) The Holder is an entity validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) This Agreement has been duly authorized, validly executed and delivered by the Holder and is a valid and binding agreement and obligation of the Holder enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Holder has full power and authority to execute and deliver this Agreement and the other agreements and documents referred to in Section 1.6 and to perform its obligations hereunder and thereunder.

(c) The Holder understands that the Exchange Shares are being offered, sold, issued and delivered to it in reliance upon specific provisions of federal and applicable state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

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(d) The Holder is not acquiring the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(e) The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(f) The Holder acknowledges that the offer, sale, issuance and delivery of the Exchange Shares to it is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof. The Holder understands that the Exchange Shares may be sold or transferred only in compliance with all federal and applicable state securities laws.

(g) The Holder understands that the Exchange Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and the Holder is acquiring the Exchange Shares as principal for its own account and not with a view to or for distributing or reselling such Exchange Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Exchange Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Exchange Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell the Exchange Shares in compliance with applicable federal and state securities laws). Such Holder is acquiring the Exchange Shares hereunder in the ordinary course of its business.

(h) The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Preferred Shares free and clear of all rights and Encumbrances (as defined below). The Holder has full power and authority to transfer and dispose of the Preferred Shares to the Company free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Preferred Shares. As used herein, “Encumbrance” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future. The Preferred Shares constitute all of the Preferred Stock owned or held of record or beneficially owned or held by the Holder.

(i) Upon the execution of this Agreement, the Holder shall execute and deliver to the Company a written consent authorizing the Amendment.

2.2 Company Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants to the Holder:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement; provided, for the avoidance of doubt, that the following shall not constitute a Material Adverse Effect for purposes of this Agreement: (i) any event, occurrence, development, circumstance or change affecting the Company’s industry as a whole or (without limiting the foregoing) arising directly or indirectly from general economic conditions; capital market conditions; changes in law, regulation or accounting requirements; changes in monetary or other governmental policy; or natural disasters, embargoes, explosions, riots, pandemics, wars, acts of terrorism or other force majeure events and any governmental responses thereto; (ii) any event, occurrence, development, circumstance or change arising directly or indirectly from the execution and/or announcement of this Agreement; or (iii) the failure by the Company to meet internal or public projections, forecasts, estimates or predictions of revenue, earnings, cash flow or cash position.

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(b) The Exchange Shares, immediately before each Exchange, have been duly authorized by all necessary corporate action, and, when issued and delivered in accordance with the terms hereof, the Exchange Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange pursuant to this Agreement. Other than the exchange of the Preferred Stock, the Company has not received and will not receive any consideration from the Holder for the Exchange Shares.

(e) The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security (as defined in Section 2 of the Securities Act) under circumstances that would cause the Exchange and the issuance of the Exchange Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would (i) require the registration under the Securities Act of the issuance of the Exchange Shares or (ii) be integrated with the issuance of Exchange Shares for purposes of the rules and regulations of the Nasdaq Stock Market LLC such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

(f) For the purposes of Rule 144 of the Securities Act, the Company acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Preferred Shares pursuant to applicable rules, regulations and interpretations, and the Company agrees not to take a position contrary to this Section 2.2(f).

(g) The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be), provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 2.2(g) shall apply similarly and equally to each Settlement Document.

(h) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Shares) will not (i) violate any provision of the Existing Certificate of Incorporation, as amended by the Amendment, or the Company’s bylaws as currently in effect, (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract required to be disclosed by the Company under paragraph 601(b)(10) of Item 601 of Regulation S-K in applicable Securities Act and Exchange Act forms, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected

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(i) Promptly following the execution of this Agreement, the Company shall file the Information Statement and mail it to its stockholders.

(j) For the avoidance of doubt, the Company acknowledges that the registration of the Exchange Shares is covered by those certain Registration Rights Agreements, dated March 15, 2018 and May 15, 2024 respectively, between the Company and the signatories thereto (the “Existing Registration Rights Agreements”), and the Company acknowledges that the Exchange Shares shall be Registrable Securities (as defined in the Existing Registration Rights Agreements) and the Company shall register the resale of the Exchange Shares under the Securities Act pursuant to the Existing Registration Rights Agreements.

3. Miscellaneous.

3.1 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior and contemporaneous agreements and understandings, both oral and written, between the Holder and the Company with respect to the subject matter hereof.

3.2 Amendment. This Agreement may only be amended with the written consent of the Holder and the Company.

3.3 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Holder or the Company shall bind and inure to the benefit of their respective successors and assigns.

3.4 Applicable Law; Consent to Jurisdiction. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware or the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each party hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.5 Counterparts. This Agreement may be executed in original or facsimile counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

3.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

3.7 No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

3.8 Termination. This Agreement shall terminate automatically as to the Company and the Holder without further action or notice by any party at 5:00 pm Eastern on February 15, 2025 (the “Outside Date”) if the Second Closing Date has not occurred by such time.

3.9 Dividends. If this Agreement is terminated pursuant to Section 3.8 of this Agreement, the Holder shall be entitled to retroactive dividends pursuant to the CoD on its remaining Preferred Stock dating back to the First Closing Date.

3.10 Conditions. The obligation of the Holder to exchange its shares of Preferred Stock for Common Stock, as set forth herein, is subject to the condition that the Company deliver upon the execution of this Agreement a certificate from its chief executive officer certifying that all other Holders of the Company’s Preferred Stock have agreed to exchange their Preferred Stock for shares of Common Stock on terms substantially similar to those contained herein and within the same execution timeline and in the amounts set forth under Schedule II. If the Company fails to deliver this certificate immediately following the execution of this Agreement, the Agreement will terminate without any further obligation on the part of the Holder to exchange its Preferred Stock for Common Stock.

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IN WITNESS WHEREOF, this Preferred Stock Exchange Agreement has been duly executed by the undersigned as of the date first written above.

HOLDER:

By:

By:
Name:
Title:	Manager

ACKNOWLEDGEMENT

This Preferred Stock Exchange Agreement is hereby accepted upon the terms and conditions set forth above.

LAZYDAYS HOLDINGS, INC.

By:
Name:	Ronald K. Fleming
Title:	Interim Chief Executive Officer

Dated:

Exhibit A

STOCK POWER

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Preferred Stock Exchange Agreement by and among LAZYDAYS HOLDINGS, INC., a Delaware corporation (the “Company”), and the undersigned (“Holder”) dated as of November 15, 2024 (the “Agreement”), Holder hereby sells, assigns and transfers unto the Company [●] shares of Series A Convertible Preferred Stock of the Company (the “Shares”) standing in Holder’s name on the Company’s books and represented by Certificate No. [PA-[●]], and does hereby irrevocably constitute and appoint the Secretary of the Company to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated: November ___, 2024

[Holder]

By:
Name:
Title:

Address:

SCHEDULE I

Time	Shares of Preferred Stock to be Exchanged	Shares of Common Stock to be Received
First Closing Date	[ ]	[ ]
Second Closing Date	[ ]	[ ]

SCHEDULE II

Name of Preferred Stock Holder	Shares of Preferred Stock Held as of the First Closing Date	Shares of Preferred Stock Held as of the Second Closing Date
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]